UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2006

VISEON, INC.
(Exact name of registrant as specified in its Charter)

Nevada	0-27106	41-1767211
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of Incorporation)		Identification Number)

17103 Preston Road, Suite 150N
Dallas, Texas 75248
(Address of principal executive offices)

Registrant's telephone number, including area code: (972) 220-1500

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

Viseon, Inc., a Nevada corporation (“Viseon”), accepted the resignation of Ashton Peery from its Board of Directors and the Audit Committee effective July 31, 2006. To the knowledge of Viseon’s executive officers, Mr. Peery’s resignation as a director and a member of the Audit Committee was not due to any disagreement with the Viseon’s operations, policies or practices.

At this time, Viseon has not named a replacement to the Board of Directors seat vacated due to the resignation of Mr. Peery.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISEON, INC.

Date: August 4, 2006	By:	/s/ Brian R. Day
Brian R. Day
Chief Financial Officer